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                                                                   EXHIBIT 23.5


                    Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 5, 1999 (except with respect to the matter discussed in Note 7, regarding debt covenants, as to which the date is June 25, 1999) on Dakota Beverage Company, Inc. included in PepsiAmericas, Inc. (formerly known as Pepsi-Cola Puerto Rico Bottling Company) Definitive Schedule 14A Proxy Statement filed September 7, 1999.


                                       /s/ ARTHUR ANDERSEN LLP
                                       ----------------------------------
                                       ARTHUR ANDERSEN LLP


Minneapolis, Minnesota,
March 7, 2000.